Invitae Reports Second Quarter 2023 Financial Results

– Reported revenue of $120.5 million, a 12% year-over-year decrease due to exited businesses and geographies; pro forma revenue up slightly year-over-year –

– GAAP gross margin was 27.4% and non-GAAP gross margin was 49.8%; continued improvement in non-GAAP gross margin for eight consecutive quarters –

– Company improves ongoing cash burn annual guidance to $220-$245 million; adjusts 2023 revenue guidance to $480-$500 million from over $500 million previously –

– Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time –

SAN FRANCISCO – August 8, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the second quarter ended June 30, 2023.

“In the second quarter, we continued our steady march toward becoming a profitable business while continuing to serve our patients and clients. We performed well in non-GAAP gross margin and cash burn trajectory as both continued to show meaningful improvements. On a pro forma basis, total revenue was up approximately 1% year-over-year. Rare disease, women’s health and our data business all posted strong double-digit revenue growth during the same period. Despite solid volume growth in our hereditary cancer tests, oncology sales were impacted by lower-than-expected insurance payments and lower fee-for-service revenue,” said Ken Knight, president and chief executive officer of Invitae.

Mr. Knight continued, “Looking ahead to the second half, our efforts are focused on expanding our hereditary cancer customer base, improving overall customer experience, expanding adoption of our product offerings and continuing our push to improve payment rates and average payment per test. We are committed to establishing durable paths for profitable growth and creating the capacity to pursue innovation and investment in our future. These tenets will inform our efforts to position us for future success.”

Second Quarter 2023 Financial Results

•Generated revenue of $120.5 million in the second quarter of 2023 versus $136.6 million in the second quarter of 2022, reflecting the impact of exited businesses and geographies announced in 2022. On a pro forma basis, or after removing approximately $17.5 million of revenue from second quarter 2022 relating to exited businesses and geographies, the second quarter 2023 revenue grew approximately 1% year-over-year on lower than expected average payments from hereditary cancer tests and weaker fee-for-service revenue.
•GAAP gross profit was $33.1 million in the quarter, compared with $26.3 million over the same period of 2022, or 25.8% year-over-year growth. Non-GAAP gross profit was $60.0 million in the quarter, compared with $54.7 million in the second quarter of 2022, representing a year-over-year growth rate of 9.7%.
•GAAP gross margin was 27.4% in the quarter, as compared with 19.2% in the second quarter of 2022. Non-GAAP gross margin was 49.8% in the quarter, as compared with 40.1% in the second quarter of 2022. This represents continued improvement for the eighth consecutive quarter.

•Cash, cash equivalents, restricted cash and marketable securities were $335.6 million as of June 30, 2023, compared to $557.1 million as of December 31, 2022.
•Net decrease in cash, cash equivalents, restricted cash and net changes in investments in the quarter was $55.1 million. Cash burn in the quarter was $53.3 million. Total patient population as of June 30, 2023 is approximately 4.1 million with over 63% available for data sharing.

Total GAAP operating expenses, which excludes cost of revenue, for the second quarter of 2023 were $259.5 million, compared to $2.5 billion in the second quarter of 2022, which included significant goodwill and IPR&D impairment charges of $2.3 billion. GAAP operating expense as a percentage of revenue was 215%, compared to 1,864% in the second quarter of 2022. Non-GAAP operating expenses were $157.7 million for the second quarter of 2023, compared to $200.1 million for the second quarter of 2022. Non-GAAP operating expense as a percentage of revenue was 131%, compared to 146% in the second quarter of 2022.

Net loss for the second quarter of 2023 was $206.5 million, or a $0.78 net loss per share, compared to net loss of $2.5 billion, or net loss per share of $10.87, for the second quarter of 2022. The second quarter 2022 net loss included the $2.3 billion goodwill charge as mentioned above. Non-GAAP net loss for the second quarter of 2023 was $78.2 million, or a non-GAAP net loss of $0.30 per share, compared to a non-GAAP net loss of $158.5 million, or an $0.68 non-GAAP net loss per share, for the second quarter of 2022.

Financial Guidance

Management is adjusting 2023 revenue guidance to $480-$500 million compared to its previous guidance of over $500 million.

The company continues to expect its non-GAAP gross margin for 2023 to be between 48%-50%.

Ongoing cash burn, which includes cash, cash equivalents, marketable securities, and restricted cash and excludes certain items, is now expected to improve to the range of $220-$245 million in 2023 from the company’s previous guidance range of $250-$275 million. In 2023, cash burn will be higher than ongoing cash burn as a result of the company’s voluntary repayment of its $135 million term loan in the first quarter of 2023.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.netroadshow.com/events/login?show=53f2c7d8&confId=53596

Upon registering, each participant will be provided with call details and access codes.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae

Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.

To learn more, visit invitae.com and follow for updates on Twitter, Instagram, Facebook and LinkedIn @Invitae.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s mission; the company’s beliefs regarding the potential of its business, and its business priorities and initiatives and the potential benefits thereof; the company’s future financial and operating results, and the drivers of future financial results; the company’s focus, strategy, roadmap and product pipeline; and the company’s financial guidance for 2023. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the availability of and need for capital; the ability to service the company’s debt obligations; the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; the impact of inflation and the current economic environment on the company’s business; the company's ability to grow its business in a cost-efficient manner; the company's history of losses; the company’s ability to maintain important customer relationships; the company’s ability to compete; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the applicability of clinical results to actual outcomes; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the reports filed by the company with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement the company's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

In addition, this press release includes the company’s non-GAAP gross margin and cash burn guidance, non-GAAP measures used to describe the company’s expected performance. The company has not presented a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, because the reconciliations could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations are not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measures.

Invitae Contacts:

Investor Relations
Hoki Luk
ir@invitae.com

Public Relations
Amy Hadsock
pr@invitae.com

INVITAE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$222,758	$257,489
Marketable securities	102,379	289,611
Accounts receivable	85,610	96,148
Inventory	20,814	30,386
Prepaid expenses and other current assets	19,664	19,496
Total current assets	451,225	693,130
Property and equipment, net	92,091	108,723
Operating lease assets	74,718	106,563
Restricted cash	10,508	10,030
Intangible assets, net	873,924	1,012,549
Other assets	20,573	23,121
Total assets	$1,523,039	$1,954,116
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$23,067	$13,984
Accrued liabilities	107,951	74,388
Operating lease obligations	16,436	14,600
Finance lease obligations	4,514	5,121
Total current liabilities	151,968	108,093
Operating lease obligations, net of current portion	139,630	134,386
Finance lease obligations, net of current portion	1,604	3,780
Debt	—	122,333
Convertible senior notes, net	1,170,611	1,470,783
Convertible senior secured notes (at fair value)	249,571	—
Deferred tax liability	6,200	8,130
Other long-term liabilities	4,241	4,775
Total liabilities	1,723,825	1,852,280

Stockholders’ (deficit) equity:
Common stock	27	25
Accumulated other comprehensive income (loss)	8,910	(80)
Additional paid-in capital	5,018,112	4,931,032
Accumulated deficit	(5,227,835)	(4,829,141)
Total stockholders’ (deficit) equity	(200,786)	101,836
Total liabilities and stockholders’ (deficit) equity	$1,523,039	$1,954,116

INVITAE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Test revenue	$115,943	$133,182	$228,566	$252,679
Other revenue	4,589	3,440	9,322	7,634
Total revenue	120,532	136,622	237,888	260,313
Operating expenses:
Cost of revenue	87,474	110,340	175,916	207,456
Research and development	63,824	115,146	125,802	243,382
Selling and marketing	44,732	62,749	89,242	122,893
General and administrative	69,966	50,854	115,207	102,282
Goodwill and IPR&D impairment	—	2,313,047	—	2,313,047
Restructuring and other costs	80,998	4,817	133,554	4,817
Total operating expenses	346,994	2,656,953	639,721	2,993,877
Loss from operations	(226,462)	(2,520,331)	(401,833)	(2,733,564)
Other income (expense), net:
Loss on extinguishment of debt, net	—	—	(10,822)	—
Debt issuance costs	—	—	(19,859)	—
Change in fair value of convertible senior secured notes	20,619	—	38,923	—
Change in fair value of acquisition-related liabilities	49	6,190	267	16,193
Other income, net	4,379	1,136	10,262	1,572
Total other income, net	25,047	7,326	18,771	17,765
Interest expense	(6,020)	(14,019)	(17,516)	(28,004)
Net loss before taxes	(207,435)	(2,527,024)	(400,578)	(2,743,803)
Income tax benefit	924	3,563	1,884	38,483
Net loss	$(206,511)	$(2,523,461)	$(398,694)	$(2,705,320)
Net loss per share, basic and diluted	$(0.78)	$(10.87)	$(1.55)	$(11.75)
Shares used in computing net loss per share, basic and diluted	263,836	232,117	256,910	230,304

INVITAE CORPORATION

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(398,694)	$(2,705,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and IPR&D impairment	—	2,313,047
Impairments and losses on disposals of long-lived assets, net	131,195	4,817
Depreciation and amortization	68,662	64,247
Stock-based compensation	59,557	103,901
Amortization of debt discount and issuance costs	4,259	7,776
Loss on extinguishment of debt, net	10,822	—
Debt issuance costs	19,859	—
Change in fair value of convertible senior secured notes	(38,923)	—
Remeasurements of liabilities associated with business combinations	(267)	(16,193)
Benefit from income taxes	(1,884)	(38,483)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	1,660	3,320
Amortization of premiums and discounts on investment securities	(4,966)	1,178
Non-cash lease expense	6,681	3,192
Other	824	(1,321)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	10,538	(16,359)
Inventory	9,572	(15,557)
Prepaid expenses and other current assets	(168)	(2,134)
Other assets	587	(2,104)
Accounts payable	9,092	6,575
Accrued expenses and other long-term liabilities	22,291	7,186
Net cash used in operating activities	(89,303)	(282,232)
Cash flows from investing activities:
Purchases of marketable securities	(228,092)	(605,454)
Proceeds from maturities of marketable securities	420,440	301,933
Purchases of property and equipment	(2,741)	(36,970)
Proceeds from sale of property and equipment	332	—
Other	3	—
Net cash provided by (used in) investing activities	189,942	(340,491)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,170	6,234
Proceeds from issuance of Series B convertible senior secured notes due 2028	30,000	—
Payments for debt issuance costs and prepayment fees	(28,014)	—
Repayment of debt	(135,000)	—
Finance lease principal payments	(2,576)	(2,677)
Settlement of acquisition obligations	(1,472)	(707)
Net cash (used in) provided by financing activities	(134,892)	2,850
Net decrease in cash, cash equivalents and restricted cash	(34,253)	(619,873)
Cash, cash equivalents and restricted cash at beginning of period	267,519	933,525
Cash, cash equivalents and restricted cash at end of period	$233,266	$313,652

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$87,474	$110,340	$175,916	$207,456
Amortization of acquired intangible assets	(26,090)	(27,907)	(53,040)	(45,907)
Acquisition-related stock-based compensation	(22)	(147)	(102)	(279)
Acquisition-related post-combination expense	—	(387)	—	(891)
Restructuring-related retention bonuses	(50)	—	(138)	—
Inventory and prepaid write-offs	(825)	—	(974)	—
Non-GAAP cost of revenue	$60,487	$81,899	$121,662	$160,379

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$120,532	$136,622	$237,888	$260,313
Cost of revenue	87,474	110,340	175,916	207,456
Gross profit	33,058	26,282	61,972	52,857
Amortization of acquired intangible assets	26,090	27,907	53,040	45,907
Acquisition-related stock-based compensation	22	147	102	279
Acquisition-related post-combination expense	—	387	—	891
Restructuring-related retention bonuses	50	—	138	—
Inventory and prepaid write-offs	825	—	974	—
Non-GAAP gross profit	$60,045	$54,723	$116,226	$99,934

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Research and development	$63,824	$115,146	$125,802	$243,382
Amortization of acquired intangible assets	—	(502)	(90)	(1,032)
Acquisition-related stock-based compensation	(15,190)	(23,255)	(28,527)	(47,024)
Acquisition-related post-combination expense	(842)	(2,643)	(1,684)	(5,224)
Restructuring-related retention bonuses	(613)	—	(1,383)	—
Restructuring-related accelerated depreciation	(32)	—	(216)	—
Non-GAAP research and development	$47,147	$88,746	$93,902	$190,102

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Selling and marketing	$44,732	$62,749	$89,242	$122,893
Amortization of acquired intangible assets	(1,569)	(1,622)	(3,138)	(3,246)
Acquisition-related stock-based compensation	(201)	(985)	(750)	(1,568)
Restructuring-related retention bonuses	(230)	—	(460)	—
Non-GAAP selling and marketing	$42,732	$60,142	$84,894	$118,079

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
General and administrative	$69,966	$50,854	$115,207	$102,282
Change in fair value of contingent consideration	—	2,004	—	1,850
Acquisition-related stock-based compensation	(1,243)	(1,646)	(2,343)	(3,218)
Restructuring-related retention bonuses	(874)	—	(1,253)	—
Non-GAAP general and administrative	$67,849	$51,212	$111,611	$100,914

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Research and development	$63,824	$115,146	$125,802	$243,382
Selling and marketing	44,732	62,749	89,242	122,893
General and administrative	69,966	50,854	115,207	102,282
Goodwill and IPR&D impairment	—	2,313,047	—	2,313,047
Restructuring and other costs	80,998	4,817	133,554	4,817
Operating expenses	259,520	2,546,613	463,805	2,786,421
Goodwill and IPR&D impairment	—	(2,313,047)	—	(2,313,047)
Restructuring and other costs	(80,998)	(4,817)	(133,554)	(4,817)
Change in fair value of contingent consideration	—	2,004	—	1,850
Amortization of acquired intangible assets	(1,569)	(2,124)	(3,228)	(4,278)
Acquisition-related stock-based compensation	(16,634)	(25,886)	(31,620)	(51,810)
Acquisition-related post-combination expense	(842)	(2,643)	(1,684)	(5,224)
Restructuring-related retention bonuses	(1,717)	—	(3,096)	—
Restructuring-related accelerated depreciation	(32)	—	(216)	—
Non-GAAP operating expenses	$157,728	$200,100	$290,407	$409,095

INVITAE CORPORATION

Reconciliation of Other Income, Net to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Other income, net	$25,047	$7,326	$18,771	$17,765
Change in fair value of acquisition-related liabilities	(49)	(6,190)	(267)	(16,193)
Non-GAAP other income, net	$24,998	$1,136	$18,504	$1,572

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(206,511)	$(2,523,461)	$(398,694)	$(2,705,320)
Goodwill and IPR&D impairment	—	2,313,047	—	2,313,047
Restructuring and other costs	80,998	4,817	133,554	4,817
Change in fair value of contingent consideration	—	(2,004)	—	(1,850)
Change in fair value of acquisition-related assets and liabilities	(49)	(6,190)	(267)	(16,193)
Amortization of acquired intangible assets	27,659	30,031	56,268	50,185
Acquisition-related stock-based compensation	16,656	26,033	31,722	52,089
Acquisition-related post-combination expense	842	3,030	1,684	6,115
Restructuring-related retention bonuses	1,767	—	3,234	—
Restructuring-related accelerated depreciation	32	—	216	—
Inventory and prepaid write-offs	825	—	974	—
Acquisition-related income tax benefit	(460)	(3,805)	(630)	(38,805)
Non-GAAP net loss	$(78,241)	$(158,502)	$(171,939)	$(335,915)

Net loss per share, basic and diluted	$(0.78)	$(10.87)	$(1.55)	$(11.75)
Non-GAAP net loss per share, basic and diluted	$(0.30)	$(0.68)	$(0.67)	$(1.46)
Shares used in computing net loss per share, basic and diluted	263,836	232,117	256,910	230,304

INVITAE CORPORATION

Reconciliation of Net Decrease (Increase) in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2023	June 30, 2023	June 30, 2023
Net cash used in operating activities	$(34,398)	$(54,905)	$(89,303)
Net cash provided by investing activities	73,878	116,064	189,942
Net cash (used in) provided by financing activities	(135,768)	876	(134,892)
Net (decrease) increase in cash, cash equivalents and restricted cash	(96,288)	62,035	(34,253)
Adjustments:
Net changes in investments	(75,202)	(117,146)	(192,348)
Proceeds from issuance of Series B convertible senior secured notes due 2028, net of issuance costs	(22,435)	1,763	(20,672)
Cash burn	$(193,925)	$(53,348)	$(247,273)

• Cash burn for the three months ended March 31, 2023 includes $135.0 million repayment of debt, $8.1 million of prepayment fees, $3.7 million in restructuring-related cash payments, and $1.5 million of acquisition-related payments.